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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2004

PHARMACOPEIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-27118 (Commission File Number)	33-0557266 (I.R.S. Employer Identification No.)
PO Box 5350, Princeton, New Jersey (Address of principal executive offices)	08543-5350 (Zip Code)

(609) 452-3600
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On April 7, 2004, Pharmacopeia, Inc. (the "Company") issued a press release announcing that the proposed spin-off of its Pharmacopeia Drug Discovery, Inc. unit is expected to occur by the end of April 2004. A copy of the Company's press release is furnished as an exhibit to this report.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 7, 2004

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 7, 2004, the Company issued a press release announcing certain financial results for the quarterly period ended March 31, 2004. A copy of the Company's press release is furnished as an exhibit to this report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA, INC.
By:	/s/ JOHN J. HANLON
John J. Hanlon, Executive Vice President and Chief Financial Officer

Date: April 9, 2004

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  Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS
  Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
Signatures